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[ON THE LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]

                                                             February 25, 1997







Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

                         First Nationwide Holdings Inc.
                           Registration Statement on
                         Form S-1 (File No. 333-21015)
                         -----------------------------

Ladies and Gentlemen:

                  In connection with the above-captioned Registration Statement on Form S-1 (the "Registration Statement") filed by First Nationwide Holdings Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Rules"), we have been requested to render our opinion as to the legality of the securities being registered thereunder. The Registration Statement covers $575,000,000 aggregate principal amount of the






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Securities and Exchange Commission                                        2





Company's 10-5/8% Senior Subordinated Exchange Notes Due 2003 (the "Exchange Notes") to be exchanged for a like principal amount of the issued and outstanding 10-5/8% Senior Subordinated Notes Due 2003 (the "Initial Notes") pursuant to the Indenture, dated as of September 19, 1996 (the "Original Indenture"), between First Nationwide Escrow Corp., a Delaware corporation ("FN Escrow Corp."), and The Bank of New York, a New York banking corporation ("The Bank of New York"), as Trustee, which was assumed by the Company pursuant to the First Supplemental Indenture, dated as of January 3, 1997 (the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture") between the Company, FN Escrow Corp. and The Bank of New York, as Trustee, and as contemplated by the Registration Agreement, dated September 13, 1996, by and among the Company, FN Escrow Corp. and the signatories thereto.

                  In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the (i) Registration Statement; (ii) Indenture and (iii) form of the Exchange Notes which is set forth as Exhibit B to the Original Indenture (collectively, the "Documents").

                  In addition, we have examined such corporate records and other instruments as we have deemed necessary or appropriate and such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions hereinafter expressed.





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Securities and Exchange Commission                                        3





                  In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Documents against all parties thereto (other than the Company in the case of the Indenture and the Exchange Notes), the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements and other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

                  In expressing the opinions set forth herein, we have assumed that the Exchange Notes will be in the form of Exhibit B to the Original Indenture and any information omitted from such form and indicated as such by a blank space have been properly added. In addition, we have relied upon the factual matters contained in the representations and warranties of the Company made in any of the Documents and upon certificates of public officials and officers of the Company.

                  The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

                  Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that the Exchange Notes to be






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Securities and Exchange Commission                                      4




issued pursuant to the Indenture, when issued, authenticated and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  We hereby consent to the use of our name in the Registration Statement and in the related Prospectus as the same appears in the caption "Interests of Named Experts and Counsel," and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the Securities Act Rules.


                                             Very truly yours,



                                  /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON